Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Auditors” and "Statement by Experts" and to the use of our report dated August 15, 2018, in the Registration Statement (Form 20-F) of Millicom International Cellular S.A.

/s/ Ernst & Young
Société anonyme
Cabinet de révision agréé

Luxembourg
December 13, 2018